SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
May 5, 2004

TRIPATH IMAGING, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22885	56-1995728
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

780 Plantation Drive, Burlington, North Carolina 27215
(Address of principal executive offices and zip code)

(336) 222-9707
(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

     In the first quarter of 2003, we entered into an agreement with Quest Diagnostics Incorporated (“Quest Diagnostics”) to introduce our cervical cancer screening products in select locations. Quest Diagnostics completed an evaluation process of these products in late 2003. Early in the second quarter of 2004, on the strength of the outcome of this evaluation, we entered into a new multi-year agreement with Quest Diagnostics. Under this agreement, Quest Diagnostics uses our i3 Series integrated solution, including the SurePath product and the PrepStain system, and is finalizing its evaluation of the FocalPoint system for use in its operations. During the term of the agreement, we will work together with Quest Diagnostics to expand the use of out products by educating physicians about the benefits of our technology.

     In connection with the new agreement, we issued Quest Diagnostics incentive warrants with respect to an aggregate of 4,000,000 shares of our common stock as follows: a three-year warrant exercisable immediately for 800,000 shares at an exercise price of $9.25 per share; a three-year warrant exercisable upon achievement of a certain milestone for 200,000 shares at an exercise price of $10.18 per share; a three-year warrant exercisable upon achievement of a certain milestone for 500,000 shares at an exercise price of $10.64 per share; a four-year warrant exercisable upon achievement of a certain milestone for 1,000,000 shares at an exercise price of $11.56 per share; and a four-year warrant exercisable upon achievement of a certain milestone for 1,500,000 shares at an exercise price of $12.03 per share. The milestones all are based on the volume of SurePath tests purchased by Quest Diagnostics within specified time periods. In addition, the warrants permit exercise on a net issuance basis and are subject to a lock-up provision, which prohibits sales and other transfers of the underlying shares for a period of two years and subjects sales for an additional one year thereafter to certain limitations.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

99.1	Press release of TriPath Imaging, Inc. dated May 6, 2004, announcing an agreement with Quest Diagnostics Incorporated, dated as of May 5, 2004.

99.2	Press release of TriPath Imaging, Inc. dated May 6, 2004, reporting TriPath Imaging’s financial results for the quarter ended March 31, 2004, furnished pursuant to Item 12.

Item 12. Results of Operations and Financial Condition.

     On May 6, 2004, TriPath Imaging issued a press release announcing its financial results for the quarter ended March 31, 2004. Pursuant to Item 12, a copy of that press release is hereby furnished to the Commission as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2004	TRIPATH IMAGING, INC

	By:	/s/ Stephen P. Hall

Stephen P. Hall
Chief Financial Officer
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of TriPath Imaging, Inc. dated May 6, 2004, announcing an agreement with Quest Diagnostics Incorporated, dated as of May 5, 2004. Filed herewith.

99.2	Press release of TriPath Imaging, Inc. dated May 6, 2004, reporting TriPath Imaging’s financial results for the quarter ended March 31, 2004. Filed herewith.